Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2007 relating to the financial statements, which appear in DOV Pharmaceutical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Florham Park, NJ

November 7, 2007